UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-35610 (Commission file number)	26-4753208 (IRS Employer Identification No.)

2345 Eastlake Ave. East, Suite 201, Seattle, Washington 98102
(Address of principal executive offices and zip code)

(800) 351-3902
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 13, 2015, Atossa Genetics Inc. (“Atossa” or the “Company”) updated its corporate slide deck, which contains an overview of the Company and certain financial projections (the “Presentation”). A copy of the Presentation is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

* * *

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain information contained in the Presentation may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. For example, the Company’s revenue forecast is a forward-looking statement. These statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with planned and ongoing product launches, expected levels of future revenues, expenditures, actions by the FDA, regulatory clearances, responses to regulatory matters, Atossa's ability to continue to manufacture and sell its products, the efficacy of Atossa's products and services, the market demand for and acceptance of Atossa's products and services, performance of distributors and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its most recent annual report on form 10-K and subsequent quarterly reports on form 10-Q, each as amended and supplemented from time to time.

Item 9.01 Financial Statements and Exhibits.

99.1 Corporate presentation dated January 13, 2015

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: January 14, 2015	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary

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